UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 24, 2013

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2013, RiceBran Technologies (the “Company”) entered into an Acquisition and Stock Purchase Agreement with H&N Distribution, Inc. (“H&N”) and the shareholders of H&N (the “H&N Shareholders”) pursuant to which the H&N Shareholders will sell 100% of the issued and outstanding shares of capital stock of H&N to the Company (the “Agreement”).  H&N is engaged in the business of functional food blending and manufacturing and the distribution of food ingredients and product.  Under the Agreement, the Company agreed to purchase 100% of the H&N capital stock for $2,000,000 plus a number of shares of the Company’s common stock based on H&N’s Adjusted EBITDA (as defined in the Agreement) for the calendar year ending December 31, 2013.  The number of the Company’s common stock that will be issued to the H&N Shareholders ranges from 37,500,000 to 47,500,000 shares.  The closing (as defined in the Agreement) remains subject to certain conditions including but not limited to completion of the Company’s due diligence on H&N.  H&N and H&N Shareholders also covenant not to solicit or engage in discussions regarding alternative transactions with other parties.  The Agreement provides for H&N Shareholders to pay the Company a termination fee of $500,000 if the Agreement is terminated by the Company due to H&N Shareholders breach of certain provisions of the Agreement.

In connection with the Agreement, the Company also entered into an Employment Agreement with Mark S. McKnight (“McKnight”) which will be effective upon the closing of the acquisition of H&N (the “Employment Agreement”) and will terminate on December 31, 2018.  Once the H&N transaction closes, McKnight will become the Senior Vice President of Contract Manufacturing at the Company and will remain as Chief Executive Officer of H&N.  McKnight will have an annual base salary of $200,000 and be eligible for related bonuses as set forth in the Employment Agreement.

The description of the terms of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the issuance of Company shares is incorporated in this Item 3.02 by reference.  The securities to be issued under the Agreement upon closing will be issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Acquisition and Stock Purchase Agreement dated September 24, 2013
99.1	Press release dated September 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: September 26, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)